                                                                    Exhibit 23.2



                                [AA LETTERHEAD]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated February 12, 2001 (and to all references to our firm) included in or made a part of this SB-2 Registration Statement.



Phoenix, Arizona
   February 12, 2001